UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street

New York, New York 10016

(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 14, 2024, the stockholders of Intra-Cellular Therapies, Inc. (the “Company”, “we” or “our”) approved an amendment and restatement of the Company’s Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan” and the 2018 Plan, as amended and restated, the “Amended 2018 Plan”) that includes the following material changes:

•	The aggregate number of shares of our common stock that may be issued under the Amended 2018 Plan is increased by 5,000,000 shares, subject to adjustment for certain changes in our capitalization.

•

The aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Amended 2018 Plan is increased by 10,000,000 shares, subject to adjustment for certain changes in our capitalization.

•	The 2018 Plan was scheduled to terminate on June 18, 2028. Under the Amended 2018 Plan, this termination date has been extended to April 21, 2034.

•

Under the 2018 Plan, our board of directors or the compensation committee may delegate to one or more officers the authority to designate employees (other than officers) to be recipients of certain awards and the number of shares of our common stock subject to such awards. In accordance with recent amendments to the General Corporation Law of the State of Delaware, the Amended 2018 Plan expands such delegation authority, such that our board of directors or the compensation committee may delegate to one or more persons (including non-officers) or bodies the authority to designate recipients (other than officers) of awards, the number of shares of our common stock subject to such awards, and certain terms of such awards in a manner permitted by applicable law.

A detailed summary of the material features of the Amended 2018 Plan is set forth in the Company’s definitive proxy statement for its 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 29, 2024. That summary and the foregoing description are qualified in its entirety by reference to the text of the Amended 2018 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 14, 2024, the Company held its 2024 Annual Meeting of Stockholders. Of 105,570,855 shares of common stock issued and outstanding and entitled to vote as of the record date of April 25, 2024, holders of 96,226,583 shares, or 91.15% of the shares entitled to vote, were present or represented by proxy, constituting a quorum.

(b) The following actions were taken at such meeting:

1. The following nominee was reelected to serve on the Company’s Board of Directors as a Class 2 Director until the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joel S. Marcus	54,287,176	38,126,412	3,812,995

2. Approval of the Amended 2018 Plan, based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,384,880	2,956,962	4,071,746	3,812,995

3. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified, based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,688,988	3,237,807	4,299,788	0

4. On an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,788,125	7,537,868	4,087,595	3,812,995

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Amended and Restated 2018 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Date: June 18, 2024